Exhibit 99.1

 © 2016 RiceBran TechnologiesAll rights reserved  The Right Team with The Right PlanCreating Sustainable Shareholder ValueRiding the Wave in Natural, Organic and Functional FoodsJune 2016

 © 2016 RiceBran TechnologiesAll rights reserved  *  Table of Contents  Unlocking the Nutritional Value of Rice Bran

Ancient History – 1989 to 2005

Legal Entity Evolution

1989 to 2005

Hickory Investments II
Formed - 1998

Name Changed **Alliance Consumer International (ACI)**
Two Public Offerings -1998-1999

Alliance Consumer International (ACI)
Declared Bankruptcy - **1999**

NutraStar Technologies
Merges with ACI - **2001**

Name Changed to
NutraCea - 2003

NutraCea Merges With
RiceX Co. - 2005

Food Extrusion, Inc.
Formed - **1989**

The RiceX Co. Merges With
Food Extrusions, Inc. - **1998**

The RiceX Co. raises capital
through **IPO - 1998**

($ Millions)	Equity	Losses	Net Equity
RiceX	30	28	2
NutraCea	50	49	1
At October, 2005 Merger	80	77	3

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Recent History - 2008 to 2013

- **Q4 2008** SEC and BOD launched informal investigations
- **Q1 2009** Formal SEC investigation began; Interim management appointed
  Shareholder class action/ derivative suits filed
- **Q3 2009** New President/CEO hired; Bank default; Bio-Refining strategy crystallized
  Asset monetization strategy defined: sold Vital Living/Medan LLC
- **Q4 2009** Filed Ch. 11; U.S. parent only: subs (Irgovel/Rice Science) kept outside Ch 11 proceedings; U.S. parent "on hold" during Ch 11 and beyond
- **Q2 2010** Portfolio transformation continued: infant cereal sold to Kerry, equine brands sold to MannaPro; Rice Science acquired from HSG
- **Q3 2010** Signed DSM confidential letter of intent
- **Q4 2010** Exited CH. 11 proceedings with $6.4 M due GUC's and $ 1.2 M due key suppliers (FRC & LRM);
- **Q1 2011** Funded Alothon investment in Irgovel/funds to NutraCea
- **Q3 2011** Signed DSM JDA for protein; signed Beneo co-branded distribution;
  Funded BNDES loans for Irgovel
- **Q1 2012** Raised $5 M convertible debt; paid GUC's in full (paid all creditors 100 cents on the dollar)
- **Q4 2013** Renamed company RiceBran Technologies, uplisted to NASDAQ, business re-launched

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 © 2016 RiceBran TechnologiesAll rights reserved  RiceBran TechnologiesOverview

A Turnkey Provider of Healthy Natural Products

- RiceBran is a global leader in the production and marketing of value added products derived from rice bran
- We use proprietary and patented technologies to produce:
  - Turnkey packaged functional foods
  - Functional food and human food ingredients
  - Animal nutrition ingredients
- RiceBran's Board of Directors and management team are experienced, highly qualified and firmly committed to maximizing shareholder value
- To achieve this, over the past two years we have successfully repositioned RiceBran from a predominantly animal nutrition company to a fast-growing provider of packaged functional foods, functional food ingredients and human food ingredients
- This strategic repositioning has produced rapid growth in the two most recent quarters and positioned RiceBran for continued growth in the highest margin, fastest growing segments of the US food market


Rice Bran
White Rice
Rice Germ
Hull

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A Tale of Two Segments

USA SEGMENT

- Positioned for and delivering high margin revenue growth
- Current and new customers are driving record sales growth
- Installed capacity can support sales of $100+ million in the next few years with current capacity utilization at only 31%
- Well positioned in the fastest growing segments of the US food and beverage market:
  - Natural, organic and functional foods and beverages grew to $112 Bn representing 15% of total US food consumption[1]
  - Sports protein powders are the fastest growing segment of protein market [2]

BRAZIL SEGMENT

- Country in economic and political turmoil
- GDP and currency collapse
- Management has taken steps to reduce overhead, management complexity and working capital requirements to reduce EBITDA loss in spite of difficult economic environment
- Board made decision to:
  - Cap exposure
  - Negotiating with our partner to provide financial support
  - Prepared to idle plant if necessary
- In position to respond quickly when economic conditions in Brazil improve

Today, the USA segment represents more than 75% of our business. Historically, our revenue came predominantly from our Brazil segment.

1 - Source: NEXT Forecast 2016
2 - Source: Natural Products Insider: May 2016

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USA Segment: Transformation to Healthy Natural Foods

2013

Developed Strategic Plan

RIBT
RIBTW

Up-listed to NASDAQ

Initial Capital Raise

2014



Acquired Healthy Natural

Healthy Natural capacity doubled

Additional Capital Raises

Revenues $

2015



50% capacity increase at Irgovel

Doubled capacity at Dillon plant



2016

URMATT Exclusive Distribution of Organic Rice Bran

JV to Distribute Other Organic Products

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 © 2016 RiceBran TechnologiesAll rights reserved  USA Segment: Converting Feed to Food  Product Category  2013  2016E*  Packaged Functional Foods / Nutricosmetics  0%  58%  Functional Ingredients  22%  10%  Food Ingredient  32%  15%  Animal Feed  46%  17%  USA Segment Revenue  $11.9 Mn  $31 to $33 Mn  Gross Margins  24.5%  31.8%  40%+30%20%10%  Gross Profit %Opportunity  Unlocking the Nutritional Value of Rice Bran  *Annualized based on Q1 2016 actual results  USA Segment gross profit margin has expanded 730 basis points since Q4 2013  *

USA Segment: Post-Investment Installed Capacity

USA Segment Installed Annual Capacity: $102 Million

Healthy Natural	$ 6,000,000 p/mo
Dillon Stage 2 Plant	$ 1,500,000 p/mo
SRB Plants	$ 1,000,000 p/mo
Total USA Segment Monthly Capacity	**$ 8,500,000 p/mo**

Current Capacity Utilization: 31%

Challenge: Increase Sales to Fill Installed Capacity

A Record Start so far in 2016!

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Brazil Segment: Riding Out the Storm

- **Successfully streamlined operations and continue to reduce costs**
- **Supply chain difficulties led to inconsistent performance, low processing rates and further losses, albeit at a reduced level due to successful cost reduction initiatives**
- **Negotiating with partner to provide financial support**
- **Irgovel plant has significant upside potential if it can ride out the downturn – currently capable of operating the plant at and above post expansion target levels of 300 MT/day**
- **Exploring a number of short and long term strategic alternatives for Brazil, but we are prepared to idle the plant if necessary**


Columbia
North
Recife
North East
Brazil
Peru
Central West
Brasilia
Bolivia
South East
Argentina

Stabilization operating at 1 mill; derivatives trials complete

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 © 2016 RiceBran TechnologiesAll rights reserved  Strategic Plan to Create Long-Term Shareholder Value  *  Unlocking the Nutritional Value of Rice Bran

Rice Bran Bio-Refining Vision 2013


RAW RICE BRAN
SRB
Crude Oil
DRB
Rice Hulls
Stage 1
DFA
Lecithin
Waxes
Oryzanol
Bulk Animal
Branded Animal
Human Grade
Steam/ Electricity
RiSolubes RiBalance RiFiber
Stage 2
Industrial Ash
Health Targets
Refined Oil
Protein
Silica
Stage 3
Carbon Credits
Shaded areas indicate future projects
Zero Carbon Footprint

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Transfer Derivatives & Finished Goods IP: 2014 - 2016



• Extruders & Know-How
• Process Patented SRB Derivatives
• Protein Extraction
• Value-Added Finished Products
SRB investment completed and operating
• Oil Extraction & Refining
Olvebra (Contract Manufacturing)
• Production of Derivatives & Protein from SRB for Mercosur Market

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US Oil Extraction & Stage II Expansion – 2017 to 2020

Greenfield Rice Bran Oil Bio-Refinery in Sacramento Valley or Mid-South



Future investment subject to funding
• Extruders & Know-How
• Process Patented SRB Derivatives
• Protein Extraction
• Value-Added Finished Products
• Oil Extraction & Refining

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Clear Plan To Maximize Shareholder Value

Creating shareholder value by capitalizing on favorable market trends to increase product acceptance and fuel profitable growth

1) **Drive sales of our Stage II products into multiple natural, organic and functional food channels**

2) **Leverage investments recently made to double production capacity of our Stage II products at both our Dillon Montana plant and at our Irving, Texas packaged functional foo blending facility**

3) **Capitalize on the increasing global demand for rice bran oil produced at the joint venture Irgovel plant in Brazil, where Irgovel management completed capital investments to increase raw rice bran processing capacity by approximately 50% in 2015**

4) **Take advantage of strong consumer demand for non-genetically modified, gluten/soy/dairy free, natural, minimally processed, vegetarian and vegan "clean label" functional food products**

5) **Operate Western Hemisphere (USA and Brazil) and increase our global distribution network to build sales in North America, Europe and Asia**

6) **Continue to generate additional evidence-based functionality of our proprietary and process patented ingredients**

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RiceBran's Plan is Working and Gaining Momentum

RiceBran's USA Segment just completed the best quarter in the company's history – Management delivered <u>53% quarter-over-quarter growth in Q1 2016</u>

- ✓ **Q4 2015 Revenues up 15+% year-over-year**
- ✓ **Q1 2016 Revenues up 53+% year-over-year**
- ✓ **Q1 2016 consolidated adjusted EBITDA up 86% year-over-year**
- ✓ **Q1 2016 consolidated net loss reduced by 92% year-over-year**
- ✓ **Q2 2016 revenues on track for highest quarter in history**
- ✓ **April 2016 hit new all-time monthly sales record**


ZEAL
ZEAL
ZEAL
ZEAL
ZEAL

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 © 2016 RiceBran TechnologiesAll rights reserved  Highly Qualified Board & Experienced Leadership  *  Unlocking the Nutritional Value of Rice Bran

Highly Qualified & Experienced Board of Directors

Director	Background
W. John Short	•25 years of C-suite experience managing multi-national businesses • Over a decade of international banking experience
Marco V. Galante	•Highly experienced business operator and investment banker • Over 25 years of international experience with the food/food ingredient market
David Goldman	•Audit Committee Chairman with over 35 years of accounting and SEC work • Previously held senior positions at Deloitte & Touche LLP
Baruch Halpern	•Founder and Managing Director of Halpern Capital • Accomplished investment banker with intimate knowledge of RIBT operations
Henk W. Hoogenkamp	•Widely published global plant protein expert on all matters related to plant protein • Former director of strategic technology at Solae
Robert C. Schweitzer	•Chairman of the Board of Directors of RiceBran Technologies • Over decade of experience as Chairman NASDAQ listed 1-800-PetMeds
Peter A. Woog	•Held CEO and director positions in major international companies • Extensive experience providing strategic business and financial counsel

- ✓ **Deep Knowledge of Natural Food, Functional Food and Nutritional Supplement Landscape**
- ✓ **Public Company Board Experience**
- ✓ **Capital Markets Experience**
- ✓ **Significant C-suite Experience**
- ✓ **International Business Experience**
- ✓ **Accounting Experience**

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Management Team

W. John Short	J. Dale Belt, CPA	Mark McKnight	Robert Smith, Ph. D
CEO & President	Chief Financial Officer	SVP Sales & Marketing	SVP Operations, R&D
▪ More than 30 years global management experience ▪ Has held C-level management positions with consumer products and financial services businesses in Asia, Europe and the Americas. ▪ Spent over a decade in corporate, government lending and financial institutions lending with Citibank in New York, Venezuela, Ecuador and Hong Kong.	▪ More than 30 years of experience in finance and accounting including strategic planning, due diligence, cash flow analysis, financial forecasting, and SEC reporting. ▪ Prior to joining RiceBran Technologies in June 2010, was Managing Director of Sierra Consulting Group's restructuring practice. ▪ Managing Director in the restructuring practices of PwC and FTI Consulting; over 15 years in the private sector where he held various C-level positions.	▪ More than 20 years experience in the Natural Products industry. ▪ Served as the CEO and Chairman of H&N, a leading company in the natural products packaging & distribution industry. ▪ Started developing unique product formulations in 1995 and has developed successful products that cover three key channels of distribution: MLMs, health food stores and mass retailers. ▪ Current member of the Natural Products Association (NPA) and the Institute of Food Technologists (IFT).	▪ More than 20 years experience managing R&D and business development in the Ag-biotech industry. ▪ Served as Director of Business Development at HerbalScience Group, a leader in the development of evidence-based functional ingredients from botanicals. ▪ Directed research and development programs at Global Protein Products Inc. and PhycoGen Inc., and has led research projects at Dekalb Genetics, a Monsanto Company. ▪ Doctor of Philosophy Degree in Molecular Genetics and Cell Biology from the University of Chicago.

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RiceBran's CEO v. LF-RB's Proposed CEO

W. John Short	Michael Goose
✓ Successful C-level executive for over 25 years leading in C-suite positions in public and private business in Asia, Europe and the US	X No experience leading a publicly listed company
✓ Held multiple C-suite positions – CEO, President, CEO Director and Board Chairman in multiple operating businesses in Asia, Europe and the US	X No C-suite experience in any company – public or private
✓ Developed and implemented strategy to "convert feed to food" and reposition RiceBran Technologies as a turn key packaged functional food company instead of an animal nutrition ingredient business	X Marketing background with limited leadership experience at any level in any major company

The credentials speak for themselves

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 © 2016 RiceBran TechnologiesAll rights reserved   Corporate Governance Highlights  *  Unlocking the Nutritional Value of Rice Bran

 © 2016 RiceBran TechnologiesAll rights reserved  LF-RB Group Lacks a Plan forRiceBran Technologies  *  Unlocking the Nutritional Value of Rice Bran

LF-RB Has No Plan To Maximize Value

LF-RB's Proposals	Negative Impacts
Replace Board through proxy contest	▪ RiceBran believes the election of LF-RB's nominees could adversely impact the Company's current strategy and jeopardize critical business relationships ▪ Removes highly qualified incumbent directors with significant relevant experience ▪ LF-RB's nominees lack deep institutional knowledge of RiceBran and the space in which it operates
No actionable plan	▪ LF-RB has not articulated any plan to maximize shareholder value ▪ Seeking to replace RiceBran's highly qualified CEO with a candidate who has no C-suite experience ▪ LF-RB Group is asking shareholders to "trust" that it will be able to come up with a better plan after its nominees have been put on the Board

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LF-RB's Claims Are Misleading: Here are the Facts

LF-RB's Claims	The Facts
RiceBran's Board of Directors interests are misaligned with those of its shareholders	✓ The current Board and management cumulatively owns over 17% of the Company's outstanding shares per recently filed proxy ✓ RiceBran's Board is committed to shareholder friendly corporate governance practices
Compensation is "dramatically out of proportion to the Company's size"	✓ The Board hired Mercer to perform a market survey and make recommendations ✓ Shareholders approved compensation plan recommended by Mercer that was based on a peer group of publicly-traded companies similar in size and industry ✓ With Mercer support, RiceBran will continue to factor comparable peers and market data when reviewing pay levels and incentive structures to ensure talent attraction and retention

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LF-RB's Claims Are Misleading: Here are the Facts

LF-RB's Claims	The Facts
RiceBran's Board has failed to address LF-RB's concerns	✓ First appearance of LF-RB was May 2016 ✓ RiceBran has made repeated attempts to work cooperatively and constructively with LF-RB ✓ LF-RB has not delivered candidate resumes or a business plan either publicly or during our face-to-face meeting ✓ LF-RB has offered no detailed or compelling plan to drive long-term profitable growth
RiceBran's Board are acting to entrench themselves	✓ No current directors or management were involved in the historic SEC problems; ✓ All seven directors are elected annually and five are independent ✓ Separate Chairman and CEO roles – best practices ✓ Average director tenure is just over three years ✓ Majority of directors have prior C-suite and/or corporate board experience ✓ Audit, Compensation and Nominating Committees consist only of independent directors

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 © 2016 RiceBran TechnologiesAll rights reserved  *   LF-RB Has No Plan To Maximize Value  LF-RB’s Proposals  Actions Already Taken  Conduct a thorough assessment of the Brazilian business  Right-size SG&A expenses  Prior to hostile take-over attempt, RiceBran’s Board has already decided to limit further investments in Brazil; asked partner to provide financing; and communicated willing to idle plant if necessary  RiceBran has taken steps to reduce overhead, management complexity and working capital requirements Q1 2016 USA Segments grew 53% to record quarterly high with reduction in USA Segment SG&ABrazil Segment loss reduced by SG&A management reductions in spite of loss of revenue  Unlocking the Nutritional Value of Rice Bran

LF-RB is Not the Right Steward for Shareholders

- **LF-RB, a dissident group purporting to hold 9% of outstanding shares, is seeking disproportionate influence over RiceBran's strategic direction**
  - LF-RB is seeking to take control of RiceBran without paying a control premium then following up with a rights offering to be back filled by a small group of "friends" of LF-RB"
- **LF-RB has offered no detailed or compelling plan to drive long-term profitable growth**
  - We have heard nothing strategic or constructive regarding any ideas to increase shareholder value – either publicly or during our face-to-face meeting with the LF-RB Group
- **LF-RB's nominees have considerable deficiencies in industry expertise, functional responsibility and relevant business experience**
  - Based on our due diligence, we do not believe the nominees as a whole possess the necessary credentials or track records to serve on RiceBran's Board
  - Proposing to install as CEO a candidate with **NO** experience managing a public company and **NO** C-suite experience
- **LF-RB Group's lack of strategic plan for the business risks derailing the significant progress your the incumbent Board and management has made towards profitable growth**

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 © 2016 RiceBran TechnologiesAll rights reserved  Conclusion  *  Unlocking the Nutritional Value of Rice Bran

Management and Board Driven Strategy is Working

- ✓ **Management's strategic plan, developed in 2013, repositioned the Company from an animal nutrition ingredient supplier to a turn-key packaged functional food provider and correctly identified the most robust market trends in the US food market:**

  clean label, natural, organic and functional foods

- ✓ **Board approval of that plan, including up-listing to NASDAQ, allowed the Company to fund the platform necessary to take advantage of those rapidly growing market trends**
- ✓ **Platform is now fully built out and the Company is gaining traction in line with initial expectations in its USA Segment**
- ✓ **Wholesale change of the management and the Board at this critical time in the launch of a major strategic initiative could disrupt implementation of the plan and damage shareholder value**

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 © 2016 RiceBran TechnologiesAll rights reserved  Disclaimer   This presentation includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers and listeners are cautioned that such forward-looking statements represent management's opinion. Although management believes that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are set forth in the company's filings with the US Securities and Exchange Commission. The company undertakes no obligation to update the results of these forward-looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events. This presentation does not constitute an offer to sell securities including but not limited to within any jurisdiction in which the sale of such securities would be unlawful. This presentation does not constitute a solicitation or offer to sell securities. Such offer and the information set forth herein have not been reviewed, approved or disapproved, nor has the accuracy or adequacy of the information set forth herein been passed upon, by the Securities and Exchange Commission or any state securities administrator. Any representation to the contrary is a criminal offense. An investment in the securities offered by the company is speculative and involves a high degree of risk. Investment in the securities offered hereby is suitable only for persons of substantial financial means who can afford a total loss of their investment. The Company is a reporting company pursuant to the Securities Exchange of 1934, as amended, and makes periodic filings with the Securities and Exchange Commission (“SEC”) at the SEC’s Web site at www.sec.gov. Prospective investors are urged to read these documents and any other relevant documents to be filed by the Company with the SEC when they become available because they contain and will contain important information.  *  Unlocking the Nutritional Value of Rice Bran

Important Additional Information

RiceBran Technologies ("RiceBran"), its directors and certain of its executive officers are participants in the solicitation of proxies from RiceBran shareholders in connection with the matters to be considered at RiceBran's 2016 Annual Meeting of Shareholders. In connection with its solicitation of proxies from RiceBran shareholders, RiceBran filed its definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") on April 29, 2016 and supplemented its definitive proxy statement on May 11, 2016 and June 2, 2016. RICEBRAN SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS SOON AS THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of RiceBran's directors and executive officers in RiceBran's stock, restricted stock and options is included in their SEC filings on Forms 3, 4, and 5, which can be found through RiceBran's website (www.ricebrantech.com) in the section "Investor Relations" or through the SEC's website at www.sec.gov. Information can also be found in RiceBran's other SEC filings, including RiceBran's definitive proxy statement for the 2016 Annual Meeting and its Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by RiceBran with the SEC for no charge at the SEC's website at www.sec.gov. Copies of these documents will also be available at no charge at RiceBran's website at www.ricebrantech.com, by writing to RiceBran Technologies, at 6720 N. Scottsdale Road, Suite 390, Scottsdale, Arizona 85253, Attn: Investor Relations, or by calling RiceBran's proxy solicitor, Morrow & Co., toll-free at 800-662-5200 for shareholders, or 203-658-9400 for banks and brokers.

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Use of Non-GAAP Financial Information We utilize “Adjusted EBITDA” as a supplemental measure in our ongoing analysis of short term and long term cash requirement and liquidity needs. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered as an alternative to net income (the most comparable GAAP financial measure to EBITDA). Management uses Adjusted EBITDA as an indicator of our current financial performance. By eliminating the impact of all material non-cash charges as well as items that do not regularly occur, we believe that Adjusted EBITDA provides a more accurate and informative indicator of our cash requirements. The table on the next slide contains a reconciliation of net income (GAAP) and Adjusted EBITDA (Non-GAAP) for the three months ended March 31, 2016 and 2015. We do not provide a reconciliation of forward-looking net income (GAAP) to Adjusted EBITDA (non-GAAP). Due to the nature of certain reconciling items, it is not possible to predict with any reliability what future outcomes may be with regard to the expense or income that may ultimately be recognized in future periods. Any forward-looking Adjusted EBITDA information that we may provide from time to time consistently excludes the same items from projected net income that are excluded from actual net income in the table on the next slide.

Use of Non-GAAP Financial Information

RiceBran Technologies is unlocking the nutritional value of rice bran, an underutilized, renewable and sustainable by-product of the global rice milling industry with the potential to help satisfy a significant portion of increasing global demand for edible oil, protein, dietary fiber and other human food ingredients and functional foods.